Exhibit 99.1

Company Contact:

Laurel Lefebvre

Vice President, Investor Relations

(630) 410-5230

ULTA BEAUTY APPOINTS SCOTT SETTERSTEN ACTING CHIEF FINANCIAL OFFICER

Bolingbrook, Ill.—Oct. 18, 2012—Ulta Beauty (NASDAQ: ULTA) (the “Company”) today announced that the Board of Directors has unanimously appointed Scott Settersten as Acting Chief Financial Officer, effective immediately. Mr. Settersten replaces Bruce L. Hartman, who has resigned from his position as Chief Financial Officer by mutual agreement with the Company.

Chuck Rubin, President and Chief Executive Officer, said, “We are fortunate to have Scott serve as Acting Chief Financial Officer. Scott’s exceptional finance and accounting experience will serve Ulta Beauty well as we move forward. During his seven years at Ulta Beauty, Scott has demonstrated a keen financial aptitude and excellent leadership and management capabilities. Scott is committed to serving as Acting CFO where he will lead our experienced and dedicated finance team. Ulta Beauty continues to excel in the marketplace due to our strong business model, superior execution results and strong growth potential for the future.”

Ulta Beauty noted that Mr. Hartman’s separation from the Company is not related to any disputes with management or the Board of Directors, the Company’s operational performance, financial condition or issues regarding the integrity of the Company’s financial statements or accounting policies and practices.

The Ulta Beauty Board of Directors has initiated a search for a permanent CFO. Mr. Settersten will be considered for the permanent CFO position.

About Scott Settersten

Mr. Settersten has served as Vice President of Accounting since 2010 and was responsible for accounting, tax and external reporting. In his role as Vice President of Accounting, he has also overseen investor relations and has worked closely with the Audit Committee and Board of Directors. He joined Ulta Beauty in January 2005 as a Director of Financial Reporting. Prior to joining Ulta Beauty, Mr. Settersten spent 15 years with PricewaterhouseCoopers LLP as a certified public accountant serving in various senior manager roles in the assurance and risk management practices. Mr. Settersten earned his Masters of Science in Accountancy from DePaul University in Chicago and an undergraduate degree from the University of Wisconsin Stout.

About Ulta Beauty

Ulta Beauty is the largest beauty retailer that provides one-stop shopping for prestige, mass and salon products and salon services in the United States. Ulta Beauty provides affordable indulgence to its customers by combining unmatched product breadth, value and convenience with the distinctive environment and experience of a specialty retailer. Ulta Beauty offers a unique combination of over 20,000 prestige and mass beauty products across the categories of cosmetics, fragrance, haircare, skincare, bath and body products and salon styling tools, as well as salon haircare products. Ulta Beauty also offers a full-service salon in all of its stores. As of July 28, 2012, the Company operates 489 retail stores across 45 states and also distributes its products through the Company’s website: www.ulta.com.

Forward Looking Statements-Safe Harbor

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which reflect our current views with respect to, among other things, future events and financial performance. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “plans,” “estimates,” or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties, which include, without limitation: the impact of weakness in the economy; changes in the overall level of consumer spending; changes in the wholesale cost of our products; the possibility that we may be unable to compete effectively in our highly competitive markets; the possibility that our continued opening of new stores could strain our resources and have a material adverse effect on our business and financial performance; the possibility that new store openings and existing locations may be impacted by developer or co-tenant issues; the possibility that the capacity of our distribution and order fulfillment infrastructure may not be adequate to support our recent growth and expected future growth plans; the possibility of material disruptions to our information systems; weather conditions that could negatively impact sales; and other risk factors detailed in our public filings with the Securities and Exchange Commission (SEC), including risk factors contained in our Annual Report on Form 10-K for the fiscal year ended January 28, 2012. Our filings with the SEC are available at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.